Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 22, 2009, relating to the financial statements of Critical Homecare Solutions Holdings, Inc. and Subsidiaries, as of and for the years ended December 31, 2008 and 2007 appearing in the Proxy Statement on Schedule 14A of BioScrip, Inc. filed on February 24, 2010. We also consent to the reference to us under the headings “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
June 21, 2010